UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2008

Clifford China Estates Inc.

(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-52020 (Commission File Number)	90-0201309 (I.R.S. Employer Identification No.)

7/F, Chai Wan Industrial City, Phase 2, 70 Wing Tai Road, Cai Wan, Hong Kong (Address of Principal Executive Offices)	n/a (Zip Code)

Registrant’s telephone number, including area code: 852-2889-0183

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTOS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 26, 2008, the Board of Directors of the Company elected Mr. Zhi Jian Zeng to serve as a member of the Company’s Board of Directors.  Mr. Zeng, age 45, completed his undergraduate work in professional accounting in China and is currently a professional accountant in China.  Mr. Zeng has over twenty years of finance and accounting experience and has served as a senior finance and accounting professional to several Chinese companies.  From 1981-86 he was Accountant at the Food bureau of Loudi City of Hunan Province in China.  From 1986 to 1995 he was Assistant Manager and then the Finance Manager of Foreign Tea Company at Shaoyang City of Hunan Province.  He worked briefly in 1996-97 at Jinda Plastics and Metals Products (Shenzhen) as Head of Accounting.  From 1997 to 2005 he worked at the Great East Packaging Holding Limited where started as the finance Manager and was promoted to the post of Financial Controller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIFFORD CHINA ESTATES INC.

By:	/s/ Zhi Jian Zeng
Name: Zhi Jian Zeng
Title: CEO

Dated: January 2, 2009